UHY VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

Managing Directors :

DAVID T. K. NG BTH, MA, MCOM, CA(AUST.), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CIA, FTIHK, HKRFP, JP(NSW)
吳梓堅會計師

S. T. YUEN MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIIA, HKRFP
原樹堂會計師

Pang Hon Chung MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(23 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com
Website : www.uhy-hk.com

天職香港會計師
事務所有限公司
香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Annual Report on Form 20-F Amendment no.3 of our report dated May 6, 2010 relating to the financial statements of Calendar Profits Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading "Statements by Experts" in such Registration Statement.

UHY Vocation HK

UHY VOCATION HK CPA Limited,
Hong Kong, People's Republic of China.
July 2, 2010.